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                                                                    Exhibit 2(e)

                            ASSET PURCHASE AGREEMENT

                                 AMENDMENT NO. 4

                  THIS AMENDMENT NO. 4 (this "Amendment") to the ASSET PURCHASE AGREEMENT, dated as of January 18, 2002 (the "Asset Purchase Agreement"), by and among Spinnaker Industries, Inc., Spinnaker Coating, Inc. Spinnaker Coating-Maine, Inc. (collectively, the "Sellers") and SP Acquisition, LLC (the "Buyer") is made as of March 8, 2002, by and among the Sellers and the Buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

                  WHEREAS, Sellers and Buyer wish to modify the Asset Purchase Agreement as set forth below;

                  NOW, THEREFORE, the Asset Purchase Agreement is hereby amended as follows:

                  1. Section 2(b)(xii). Section 2(b)(xii) is hereby deleted and amended and to read in its entirety as follows:

                  (xii) Preference and avoidance actions or claims under Sections 542, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code.

                  2. Ratification of the Asset Purchase Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Asset Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect.


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                  IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                          SELLERS:

                                          SPINNAKER INDUSTRIES, INC.


                                          By:      /s/ LOUIS A. GUZZETTI, JR.
                                                   ----------------------------
                                                   Name: LOUIS A. GUZZETTI, JR.
                                                   Title:

                                          SPINNAKER COATING, INC.


                                          By:      /s/ LOUIS A. GUZZETTI, JR.
                                                   ----------------------------
                                                   Name: LOUIS A. GUZZETTI, JR.
                                                   Title:


                                          SPINNAKER COATING-MAINE, INC.


                                          By:      /s/ LOUIS A. GUZZETTI, JR.
                                                   ----------------------------
                                                   Name: LOUIS A. GUZZETTI, JR.
                                                   Title:


                                          BUYER:

                                          SP ACQUISITION, LLC

                                          By:      /s/
                                                   ----------------------------
                                                   Name:
                                                   Title: